3Q 2005 Earnings Release When Thursday, November 3, 2005 9:00 a.m. (U.S. Eastern Time Zone) 2:00 p.m. (London time) 5:00 p.m. (Moscow time) Where to call U.S.: +1 (800) 288-8974 International: +1 (612) 288-0337 No access code is necessary To hear a replay of the conference call: November 3, 5:45 p.m. through November 10, 11:59 p.m. (U.S. Eastern Time Zone) U.S.: +1 (800) 475-6701 International: +1 (320) 365-3844 Enter Access Code: 800754 Live Webcast Please go to: http://www.goldentelecom.com/webcast_en (The web cast will also be available for replay on the Internet from November 7) Golden Telecom Page 1 The Next Level Jean-Pierre Vandromme, CEO Brian Rich, CFO Ranjit Singh, IR

Special Note Regarding Forward Looking Statements Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements include those on our plans to become the leading fixed line operator and full service provider in Russia and the CIS regarding upcoming changes in the telecommunications environment, our focus on high margin customers, our broadband strategy, the Company's acquisition strategy and the expected benefits of such acquisitions, our plans to provide long distance services pursuant to the Russian and Ukrainian long distance licenses, financial forecasts, and the delivery and launch of certain equipment. It is important to note that such statements involve risks and uncertainties, which may cause outcomes to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the possibility that we are not able to utilize our long distance licenses will not materialize as expected, the telecommunications environment may not develop as we expect, our broadband strategy will not develop as we expect, we are not able to close transactions as we expect, that our margins may weaken in the face of competition or adverse regulatory events, and that macroeconomic and political factors may restrict growth in our operating markets. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company's filings with the U.S. Securities and Exchange Commission including the Company's quarterly report on Form 10-Q and current reports on Form 8-K filed during 2005, and the Company's annual report on Form 10-K for the year ended December 31, 2004. For additional information please contact: Public relations: Anna Chin Go Pin e-mail: achin@gldn.net tel.: +7-501-797-9300 fax: +7-501-797-9332 Investor Relations: Ranjit Singh e-mail: ir@gldn.net tel.: +7-501-797-9300 fax: +7-501-797-9331 www.goldentelecom.com

Continued Strong Performance 9 Months Ended 2005 versus 9 Months Ended 2004: 21.2% increase in basic EPS 24.1% increase in operating income 22.0% increase in net income 15.8% increase in consolidated revenues 20.1% increase in BCS revenues 41.0% increase in BCS operating income 3Q-05 Key Highlights

Revenues & Operating Income Growth Revenues Growth by Business Lines Operating Income by Business Lines Consolidated Business and Corporate Carrier and Operator Consumer Internet Mobile Source: Golden Telecom, Inc.

Continuous Financial Performance Source: Golden Telecom, Inc.

Continuous Financial Performance Source: Golden Telecom, Inc

Broadband Market Statistics Source: J'son & Partners 487 200 261 000 87 000 34 800 558600 520000 63500 127000

Broadband Market Forecast Sources: J'son & Partners, Direct-Info, and Ministry of Telecommunications, Russia

Federal Transit Network Opportunities To develop Golden Telecom into the leading fixed line operator and full service provider in Russia and the CIS. To utilize the Long Distance License received May 3, 2005 to grow our business and achieve our objectives.

The Market Forecast Source: IKS-Consulting ILD - International Long Distance DLD - Domestic Long Distance

Federal Transit Network Implementation Construction 7 Long Distance + 4 International Long Distance Switches ATM and Frame Cell Backbone 88 Points of Interconnection Long Distance Channels + Local Last Miles Interconnection With International Carriers With Zonal and Local Russian Operators With Other Russian FTN Operators With Russian Mobile Operators

FTN Project Status Location Agreements in all regions have been signed 27 Points of Interconnection are ready for Rossvyaznadzor commission 80% of communication channels have been ordered, the remaining 20% will be ordered by the end of November 2005 In the beginning of November, Ericsson AXE-10 equipment will be delivered - the estimated launch is December 2005 By mid-November 2005 the new Nortel Passport 7440 and 7480 equipment will be delivered - the estimated launch is the end of December 2005 The interconnection with incumbent Svyazinvest companies is subject to and dependent upon pending regulatory acts yet to be released by the Ministry of Telecommunication of the Russian Federation.

Acquisitions 60% of OOO Joint Venture Sakhalin Telecom Limited (ST), a fixed line alternative operator in the Far East region of Russia. Golden Telecom now owns 83% of Sakhalin Telecom. Owns 25 km fiber-based network 20,000 ABC numbers available, 2,500 in service Radio access network, incl. some Wi-Fi spots deployed 100% of ZAO Sochitelecom (Sochitelecom), a fixed line alternative operator in the Krasnodar region of Russia. Sochitelecom controls over 85% of the local Internet access market. Over 17,000 dial-up IP customers Focus on largest hotels and business centers 100% of Antel Rascom Ltd., a British Virgin Islands company that owns a 49% interest in ZAO Rascom. Provides capacity for Golden Telecom traffic needs on the Company's busiest route between Moscow and St. Petersburg Secures an international gateway for Golden Telecom traffic through a Russia to Finland link.